Exhibit 5

                                 November 26, 2008


Public Service Electric and Gas Company
80 Park Plaza
P.O. Box 1171
Newark, New Jersey 07101-1171


Re:      Public Service Electric and Gas Company  -
         Registration Statement on Form S-3

Ladies and Gentlemen:

      I am General Corporate Counsel of Public Service Electric and Gas Company, a New Jersey corporation ("PSE&G"), and am rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Act of: (i) its First and Refunding Mortgage Bonds, ("Bonds") and/or Secured Medium-Term Notes ("Notes"), in one or more series, such Bonds to be issued under its First and Refunding Mortgage, dated August 1, 1924, between PSE&G and US Bank National Association, as successor trustee, as supplemented and amended by the supplemental indentures thereto that have not heretofore been canceled, and as to be further supplemented by a separate supplemental indenture thereto for each series of the Bonds to be dated the first day of the month in which such series of Bonds is issued ("Supplemental Indenture") (said First and Refunding Mortgage as so supplemented and amended and to be further supplemented being hereinafter called the "Mortgage"), and such Notes to be issued under its Indenture of Trust dated as of July 1, 1993, between PSE&G and The Bank of New York Mellon, as successor trustee, providing for Secured Medium-Term Notes ("MTN Indenture"); (ii) its Senior Debt Securities which will be issued under an indenture, dated as of December 1, 2000 (as supplemented from time to time, the "2000 Indenture")

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between PSE&G and US Bank National Association,  as successor trustee; and (iii)
its Cumulative Preferred Stock (together with the Bonds, Notes and Senior Debt Securities, the "Securities").

      I and/or attorneys working under my supervision have conducted such investigations of laws and regulations as I have deemed necessary or appropriate for the purpose of rendering the opinions hereinafter expressed.

      The opinions expressed below are based on the following assumptions:

      (a)   the Registration Statement will have become effective;

      (b) the proposed transactions contemplated by the Registration Statement will have been carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

      (c) prior to the issuance of any series of Bonds, Notes, Senior Debt Securities or Cumulative Preferred Stock, the Board of Directors of the Company (the "Board"), a committee thereof or the Sale and Pricing Committee of the Company pursuant to delegated authority from the Board, will have (i) authorized any Supplemental Indentures under the Mortgage, and any supplemental indentures under the MTN Indenture and the 2000 Indenture, respectively, as the case may be, and (ii) authorized the issuance of, and established the terms of such series of Bonds, Notes, Senior Debt Securities, and Cumulative Preferred Stock;

      (d) the Mortgage, MTN Indenture and 2000 Indenture will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended;

      (e)   any  applicable  supplemental  indenture  (including  any applicable
            Supplemental   Indenture)  will  have  been  properly  executed  and
            delivered;

      (f) the Bonds, Notes and Senior Debt Securities will have been properly executed, authenticated, issued and delivered as provided in the Mortgage, the MTN Indenture, the 2000 Indenture and any supplemental indentures (including any Supplemental Indentures), as applicable;

      (g) a Certificate of Amendment to the Certificate of Incorporation of PSE&G setting forth the terms of the Cumulative Preferred Stock will have been executed and filed with the State of New Jersey and the Cumulative Preferred Stock will have been duly issued, paid for and delivered; and

      (h) prior to the issuance and sale of the Securities and the execution and delivery of any related supplemental indentures (including any Supplemental Indentures), such Securities and supplemental indentures (including any Supplemental Indentures) will have been authorized by an order of the Board of Public Utilities of the State of New Jersey.

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      Based upon the foregoing and subject to the  limitations  herein,  I am of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey.

      2. The Bonds, Notes and Senior Debt Securities will be legally issued, valid and binding obligations of the Company, enforceable in accordance with their terms.

      3. The Cumulative Preferred Stock will be legally issued, fully paid and non-assessable.

      I express no opinions as to matters of law in jurisdictions other than the State of New Jersey. My opinions are rendered only with respect to the laws of the State of New Jersey and rules, regulations and orders thereunder which are currently in effect.

      This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Securities may be sold.

      The opinion set forth in paragraph 2. above is subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the Prospectus contained therein.

                                                     Very truly yours,

                                                     /s/ James T. Foran
                                                     ---------------------------
                                                     James T. Foran
                                                     General Corporate Counsel